EX-1.01 2 ex1-01.htm EXHIBIT 1.01

Exhibit 1.01

Spartan Motors, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2016

This report for the calendar year ended December 31, 2016, is presented to pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tantalum, tin, tungsten or gold, which are necessary to the functionality or production of their products. The term "Conflict Minerals" is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, tantalum, tin, tungsten, and any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (DRC) or an adjoining country. The term "3TG" is defined as tantalum, tin, tungsten and gold and their compounds.

If a registrant can establish that the 3TG in their supply chain originated from sources other than the Democratic Republic of the Congo or an adjoining country, as defined by the SEC (the "Covered Countries"), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry ("RCOI") that the registrant completed.

If a registrant has reason to believe that any of the 3TG in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals' source and chain of custody. The registrant must annually submit a Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures.

Company Overview

Spartan Motors, Inc. is a leading, niche market engineer and manufacturer in the heavy-duty, custom vehicles marketplace. Our operating activities are conducted through our wholly-owned operating subsidiary, Spartan Motors USA, Inc. (“Spartan USA”), with locations in Charlotte, Michigan; Brandon, South Dakota; Ephrata, Pennsylvania; Bristol, Indiana; Kansas City, Missouri; and Saltillo, Mexico. Spartan USA was formerly known as Crimson Fire, Inc. As a result of a recent acquisition described below, we now also have facilities in Snyder and Neligh, Nebraska; Delavan, Wisconsin; and a second location in Ephrata, Pennsylvania.

Our Charlotte, Michigan location manufactures heavy duty chassis and vehicles and supplies aftermarket parts and assemblies under the Spartan Chassis and Spartan ERV brand names. Our Brandon, South Dakota, Snyder, Nebraska, Delavan, Wisconsin and Ephrata, Pennsylvania locations manufacture emergency response vehicles under the Spartan ER brand name. Our Bristol, Indiana location manufactures delivery vehicles and supplies related aftermarket parts and services under the Utilimaster brand name, while our Kansas City, Missouri and Saltillo, Mexico locations sell and install equipment used in delivery vehicles.

Conflict Minerals Policy

Spartan Motors and its subsidiaries endeavor to maintain the highest standards of ethical conduct and integrity in all areas of their business activities.

On August 22, 2012, the U.S. Securities and Exchange Commission adopted final rules to implement reporting and disclosure requirements related to "conflict minerals," as directed by the Dodd-Frank.

We are committed to working closely with our supply chain to ensure we fully comply with the requirements set forth in Section 1502 of the Dodd-Frank Act. We have implemented the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and are utilizing the conflict minerals reporting template (CMRT) owned by the Conflict Free Sourcing Initiative (CFSI), for exercising due diligence within our supply chain.

We do not knowingly source any product containing Conflict Minerals and we continue work on our due diligence process in order to verify that the components we source do not contain Conflict Minerals. We have requested that our suppliers commit to responsible sourcing of 3TG used in the production of components supplied to us. We expect our suppliers to have in place policies and due diligence measures that will enable us to reasonably assure that products and components supplied to us containing 3TG are DRC conflict free. Our suppliers will be requested to perform due diligence to determine the source of any 3TG that are contained in the components that they supply to us. Our suppliers due diligence must include, where applicable, completion of the CFSI Conflict Minerals reporting CMRT.

1/16

Our conflict minerals policy is posted on our website at http://www.spartanmotors.com/about-us/supplier-info/

RCOI & Due Diligence

Our due diligence measures have been designed to conform with the framework from the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for Gold and for Tin, Tantalum and Tungsten ("OECD Guidance").

Supply Chain

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. We have requested that our suppliers commit to responsible sourcing of conflict minerals used in the production of components supplied to us. Our suppliers have been requested to perform due diligence to determine the source of any conflict minerals that are contained in the components that they supply to us. Our suppliers' due diligence must include, where applicable, completion of the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI's website.

For the 2016 reporting year, all of our relevant suppliers were asked to complete the CMRT. This is a requirement set forth in all of our supplier contract agreements.

Due Diligence Process

We reviewed the components that are included in the specialty vehicles and chassis that we manufacture that could contain 3TG that is necessary to the functionality or production of our products. Our due diligence measures have been designed to conform with the framework in the OECD Guidance.

Step One: Establish Strong Company Management Systems

Internal Team

At our corporate level, we have a cross functional team and a third-party consulting subject matter expert working collaboratively to administer our program. This team is responsible for the corporate conflict minerals policy and providing support and instructions on the due diligence measures required to be followed for each of our divisions.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have continued with our training program for our suppliers for the 2016 reporting by developing an instructional document that was provided to all of our suppliers. We will encourage our suppliers to share this information throughout the whole supply chain, all the way to the smelter level. Suppliers will continue to receive education and support from our business unit champions during the RCOI process and on an annual basis.

We have a robust supplier management plan for new and existing suppliers for Conflict Minerals. Existing suppliers must comply with Spartan’s quality manual and Spartan Terms and Conditions which includes Conflict Minerals reporting requirements. In addition, we provide annual education materials, supplier CMRT invitations and utilize a third party software & consulting Conflict Minerals platform (I-Point). Internal supplier management processes have also been updated to ensure supplier conformance and communication that include Conflict Minerals reporting requirements when a new supplier is selected. As part of the supplier approval process, new suppliers, unless exempt from Conflict Minerals reporting requirements, must provide a completed CMRT prior to being approved as a Spartan Motors supplier.

Spartan Motors provides education materials for suppliers on an annual basis to assist them with their conflict minerals reporting compliance. Compliance with all the criteria is dictated in the contract for all Spartan Motors suppliers.

Grievance Mechanism

Our website (http://www.spartanmotors.com/about-us/supplier-info/) contains a link to our conflict minerals policy page. Included with our conflict minerals policy on our website is a link that can be utilized to contact our Compliance Officer with concerns regarding our conflict minerals policy or our use of conflict minerals. It is the policy of Spartan Motors that any communications regarding our Code of Business Conduct and Compliance or Conflict Minerals received by our Chief Compliance Officer is submitted for review to our Board of Directors.

Step Two: Identify and Assess Risk in the Supply Chain

All of our relevant suppliers were identified for inclusion in our 2016 RCOI. We rely on these suppliers, whose components we believe may contain 3TG, to provide us with information about the source of Conflict Minerals, if any, contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

2/16

We will assess risk by reviewing the suppliers' answers provided in the CMRT for risk indicators that are identified though our third - party consulting Conflict Minerals platform (IPoint). Risk indicators identified from the CMRT reports are then communicated back to our suppliers for awareness and continuous improvement for future Conflict Minerals reporting requirements.

Step Three: Design and Implement a Strategy to Respond to Risks

Relevant suppliers are mandated to provide a CMRT for each reporting year. Supplier CMRTs are evaluated against a set list of data quality standards. Any discrepancies identified are logged in an online tool and sent back to the supplier for further investigation and corrective action.

Step Four: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We do track all smelters that have been audited via the Conflict Free Sourcing Initiative ("CFSI").

 Step Five: Report on Supply Chain Due Diligence

We conducted a survey of those suppliers described above using the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of 3TG included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI's website. The CMRT is being used by many companies in their due diligence processes related to conflict minerals.

The number of supplier responses has decreased from the last reporting year due to our attempt to require software only reporting. Many suppliers refused to work in chosen software or experienced difficulty in navigating the software. It is our intention to continue to work with our suppliers to educate them on all the requirements so that we can have a marked improvement in response rate. For the 2016 reporting year, we received responses from 13 percent of all of the suppliers surveyed. The 2016 data collected included the names of 243 entities listed by our suppliers as smelters or refiners. 186 of these entities were identified as validated to be Conflict-Free by the CFSI. We compared these facilities to the CFSI list of smelters and where a supplier indicated that the facility was certified as Conflict-Free, we ensured that the name was listed by CFSI.

The large majority of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used. We are unable to determine whether any of the 3TG reported by our suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Requesting that our suppliers complete the CMRT regarding information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

We are committed to this process and will continue to implement and improve our conflict minerals due diligence program. Based on the information obtained pursuant to our RCOI and the due diligence process, we do not have sufficient information to determine the country of origin of the 3TG used in our products.

Below is the list of smelters and refiners was provided by the responding suppliers and otherwise obtained through our due diligence process. Since reporting was completed at a company level, we are not able to determine with certainty that these are actually used in our supply chain.

Metal (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification	CFSI Validated as Conflict Free
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	YES
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	YES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	YES

3/16

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	YES
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	YES
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	YES
Gold	Asahi Pretec Corp.	JAPAN	CID000082	YES
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	NO
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	YES
Gold	Aurubis AG	GERMANY	CID000113	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	YES
Gold	Boliden AB	SWEDEN	CID000157	YES
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	YES
Gold	Caridad	MEXICO	CID000180	NO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	YES
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	NO
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	YES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	YES
Gold	Chimet S.p.A.	ITALY	CID000233	YES

4/16

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	YES
Gold	Chugai Mining	JAPAN	CID000264	NO
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	NO
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	YES
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	YES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	YES
Tin	CV Gita Pesona	INDONESIA	CID000306	YES
Tin	PT Justindo	INDONESIA	CID000307	NO
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	YES
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	YES
Tin	CV United Smelting	INDONESIA	CID000315	YES
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	NO
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	NO
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359	YES
Gold	DODUCO GmbH	GERMANY	CID000362	YES
Gold	Dowa	JAPAN	CID000401	YES
Tin	Dowa	JAPAN	CID000402	YES

5/16

Tantalum	Duoluoshan	CHINA	CID000410	YES
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	YES
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	YES
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	NO
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	YES
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	YES
Tin	Fenix Metals	POLAND	CID000468	YES
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	YES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	YES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	NO
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	YES
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	NO
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	YES
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	NO
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	YES
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	YES
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731	YES

6/16

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	NO
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	NO
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	YES
Gold	Hwasung CJ Co., Ltd.	KOREA (REPUBLIC OF)	CID000778	NO
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	YES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	YES
Gold	Istanbul Gold Refinery	TURKEY	CID000814	YES
Gold	Japan Mint	JAPAN	CID000823	YES
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	YES
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	YES
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	YES
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	YES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	YES
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	YES

7/16

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	NO
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	NO
Gold	Kazzinc	KAZAKHSTAN	CID000957	YES
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	YES
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	YES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	YES
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	YES
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	YES
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	NO
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	NO
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	NO
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	YES
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	YES
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078	YES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	NO
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	YES
Gold	Materion	UNITED STATES OF AMERICA	CID001113	YES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	YES
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	YES

8/16

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	YES
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	YES
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	YES
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	YES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	YES
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	YES
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	YES
Tin	Minsur	PERU	CID001182	YES
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	YES
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	YES
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	YES
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	YES
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	NO
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	NO
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	YES

9/16

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	YES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	YES
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322	NO
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	YES
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	YES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	YES
Gold	PAMP S.A.	SWITZERLAND	CID001352	YES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	NO
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	YES
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	YES
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	YES
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	YES
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	YES
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	YES
Tin	PT Bukit Timah	INDONESIA	CID001428	YES
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	YES
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	YES
Tin	PT Karimun Mining	INDONESIA	CID001448	YES
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	YES

10/16

Tin	PT Panca Mega Persada	INDONESIA	CID001457	YES
Tin	PT Prima Timah Utama	INDONESIA	CID001458	YES
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	YES
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	YES
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	YES
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	YES
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	YES
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	YES
Tin	PT Tommy Utama	INDONESIA	CID001493	YES
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	YES
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	YES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	YES
Gold	Royal Canadian Mint	CANADA	CID001534	YES
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	YES
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	NO
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	NO
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	NO
Gold	Morris and Watson	NEW ZEALAND	CID002282	NO
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	NO

11/16

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	NO
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	YES
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	YES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	YES
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	YES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	YES
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	YES
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	NO
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	NO
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	YES
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	YES
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	YES
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	YES
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	YES

12/16

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	YES
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	NO
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	YES
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	YES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	NO
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	YES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	NO
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	YES
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518	NO
Tin	PT Inti Stania Prima	INDONESIA	CID002530	YES
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	NO
Tantalum	KEMET Blue Metals	MEXICO	CID002539	YES
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	NO
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	YES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	YES
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	YES
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	NO
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	YES

13/16

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	YES
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	YES
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	NO
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	YES
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	YES
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	YES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	YES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	NO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	YES
Tin	CV Ayi Jaya	INDONESIA	CID002570	YES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	NO
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	NO
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	YES
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	NO
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	YES
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590	NO
Tin	CV Dua Sekawan	INDONESIA	CID002592	YES

14/16

Tin	CV Tiga Sekawan	INDONESIA	CID002593	YES
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605	YES
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	NO
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	YES
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	NO
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	NO
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	YES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	YES
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	NO
Gold	SAAMP	FRANCE	CID002761	NO
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	YES
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	YES
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	YES
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	NO
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	YES
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	YES
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	NO
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	YES
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	YES

15/16

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	YES
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	YES
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847	YES
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	YES
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	YES
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	YES
Gold	AURA-II	UNITED STATES OF AMERICA	CID002851	NO
Gold	Gujarat Gold Centre	INDIA	CID002852	NO
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	NO
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	NO
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	YES
Gold	Bangalore Refinery	INDIA	CID002863	NO
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	YES

Our efforts to determine the mine or location of origin of the 3TG used in our products consisted of the due diligence measures described in this report. In particular, because independent third party audit programs validate whether sufficient evidence exists regarding country, mine and/or location of origin of the 3TG that the audited smelter or refiner facilities have processed, we relied on the information made available by such programs for the smelters and refiners in our supply chain. We were unable to ascertain the country of origin and/or chain of custody of all necessary 3TG processed by these facilities, because for this reporting period certain smelter and refiner facilities had not yet received a “conflict free” designation from an independent third party.

2016 Improvement Review

Supplier education is a priority for Spartan Motors. We are committed to continuing to educate and support our suppliers and internal staff. Through our supplier feedback process we have learned that mandating software only reporting is not feasible. With these lessons learned we are now able to move forward, understanding that a new software platform may be required as well as allowing the use of Excel versions of the template.

Planned Steps to Improve Due Diligence

We intend to take the following steps to improve our due diligence program:

1.

Continue to work with suppliers to collect a complete list of smelters within Spartan Motor’s supply chain by providing direction to suppliers to reference the CFSI list of smelters when completing their CMRT report.

2.	Provide educational materials to suppliers annually that include instructions and any updates when completing their CMRT reports.
3.	Review alternative software that will be easier for suppliers to navigate and more consistent
4.	Review more efficient ways to accept and review Excel versions of CMRT

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